Exhibit 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1992 Employee Stock Purchase Plan of The Steak n Shake Company of our report dated November 26, 2001, with respect to the consolidated financial statements of The Steak n Shake Company incorporated by reference in its Annual Report (Form 10-K) for the year ended September 26, 2001, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Indianapolis, Indiana
May 20, 2002